Exhibit 23.1

                    [Letterhead of DANZIGER HOCHMAN PARTNERS LLP]

April 19, 2007


Board of Directors
On The Go Healthcare, Inc.
85 Corstate Avenue
Unit #1
Concord, Ontario
L4K 4Y2

Dear Sirs:

This letter is to constitute our consent to include the Report of Independent Public Accounting Firm of On The Go Healthcare, Inc. dated October 3, 2006 for the years ended July 31, 2005 and July 31, 2006 in the Registration Statement filed on Form SB-2 contemporaneously herewith and subject to any required amendments thereto.


Yours very truly,

DANZIGER HOCHMAN PARTNERS LLP


/s/David Danziger
-------------------------
David Danziger

DANZIGER HOCHMAN PARTNERS LLP
Chartered Accountants

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